UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 13, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 NW 14 Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

2016 Annual Meeting of Shareholders

On September 13, 2016, Federated National Holding Company (the "Company") held its 2016 annual meeting of shareholders (the “Annual Meeting”). A total of 13,407,076 of the Company’s outstanding shares of common stock, representing approximately 94% of the shares eligible to vote, were present or represented by proxy at the Annual Meeting, resulting in a quorum being present or represented at the Annual Meeting.

Set forth below are the number of votes cast for or against, and any abstentions or broker non-votes, as applicable, for each of the proposals voted on at the Annual Meeting:

		For	Against	Abstentions	Broker Non- Votes
1.	Election of Directors:

	Michael H. Braun	9,954,980	597,478	64,612	2,790,006

	Jenifer G. Kimbrough	9,836,254	716,204	64,612	2,790,006

	Bruce F. Simberg	9,153,914	1,398,544	64,612	2,790,006

	William G. Stewart	9,924,725	626,983	65,362	2,790,006

	Thomas A. Rogers	9,848,150	704,308	64,612	2,790,006

		For	Against	Abstentions	Broker Non- Votes
2.	Non-binding advisory vote on the Company’s executive compensation.	5,209,462	5,173,617	233,991	2,790,006

		1 Year	2 Years	3 Years	Abstentions	Broker Non- Votes
3.	Non-binding advisory vote on the frequency of non-binding advisory vote on the Company’s executive compensation	9,607,676	98,749	828,355	82,290	2,790,006

		For	Against	Abstentions	Broker Non- Votes
4.	Approval of amendments to the Company’s Amended and Restated Articles of Incorporation and Bylaws to eliminate supermajority voting requirements	10,332,286	62,223	222,561	2,790,006

		For	Against	Abstentions	Broker Non- Votes
5.	Approval of amendments to the Company’s Amended and Restated Articles of Incorporation and Bylaws to reduce the percentage of outstanding shares required to call a special meeting	10,334,926	207,510	74,634	2,790,006

		For	Against	Abstentions	Broker Non- Votes
6.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.	13,277,743	43,005	86,328	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATONAL HOLDING COMPANY

Date: September 15, 2016	By:	/s/ Michael H. Braun
	Name:	Michael H. Braun
	Title:	Chief Executive Officer
(Principal Executive Officer)